UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM 8-K/A-2

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


                               November 4, 2002
                               ----------------
                               (Date of Report)


                              TMSF HOLDINGS, INC.
                              -------------------
            (Exact name of registrant as specified in its charter)


        Delaware                   0-28325                  87-0642252
        --------                  ---------                 ----------
     (State or other             (Commission               (IRS Employer
      jurisdiction               File Number)            Identification No.)
    of incorporation)

                         727 Seventh Street, Suite 850
                         Los Angeles, California 90017
                         -----------------------------
                    (Address of principal executive offices)


                                 (213) 234-2401
                                 --------------
             (Registrant's telephone number, including area code)

                                Little Creek, Inc.
                       4685 South Highland Dr., Suite 202
                            Salt Lake City, Utah 84117
                       ----------------------------------
       (Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits.

     Financial Statements.
     ---------------------




                                                            THE MORTGAGE STORE
                                                               FINANCIAL, INC.
                                                          FINANCIAL STATEMENTS
                                                           FOR THE YEARS ENDED
                                                DECEMBER 31, 2001 and 2000 AND
                                                     FOR THE NINE MONTHS ENDED
                                       SEPTEMBER 30, 2002 AND 2001 (UNAUDITED)

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                                      CONTENTS
                          December 31, 2001 and September 30, 2002 (unaudited)
------------------------------------------------------------------------------
                                                                 Page
INDEPENDENT AUDITOR'S REPORT                                       1

FINANCIAL STATEMENTS

  Balance Sheets                                                 2-3

  Statements of Income                                           4-5

  Statements of Shareholders' Equity                             6-7

  Statements of Cash Flows                                      8-10

  Notes to Financial Statements                                11-22

                   INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
The Mortgage Store Financial, Inc.


We have audited the accompanying balance sheet of The Mortgage Store Financial, Inc. as of December 31, 2001, and the related statements of income, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Mortgage Store Financial, Inc. as of December 31, 2001, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

/S/Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 4, 2002

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                                BALANCE SHEETS
                          December 31, 2001 and September 30, 2002 (unaudited)
                                            September 30,       December 31,
                                                2002               2001
                                             (unaudited)
                              ASSETS

Current assets
  Cash and cash equivalents                  $ 1,598,700     $     1,248,803
  Mortgage loans receivable                   35,302,088          14,721,826
  Prepaid expenses                                42,365               2,365
  Deferred tax asset                              15,000                   0
  Employee advances                               32,240               4,800
                                             -----------     ---------------
     Total current assets                     36,990,393          15,977,794

Restricted cash                                  561,666             158,265
Property and equipment, net                      246,841             110,645
Real estate                                       361,000
Deposits and other assets                        353,058             156,554
                                             -----------     ---------------
          Total assets                       $38,512,958     $    16,403,258
                                             ===========     ===============

The accompanying notes are an integral part of these financial statements.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                                BALANCE SHEETS
                          December 31, 2001 and September 30, 2002 (unaudited)

               LIABILITIES AND SHAREHOLDERS' EQUITY
                                             September 30,        December 31,
                                                  2002                2001
                                              (unaudited)
Current liabilities
  Warehouse line of credit                   $34,602,303     $    14,626,152
  Accounts payable                               806,030             155,976
  Accrued expenses                               280,676                   0
  Income tax payable                             197,764              61,747
  Deferred tax liability                               0               2,000
                                             -----------     ---------------
     Total current liabilities                35,886,773          14,845,875
                                             -----------     ---------------
Commitments

Shareholders' equity

  Preferred stock, no par value
     15,000 shares authorized
     Class A, 1,000 (unaudited) and 1,000 shares
     issued and outstanding                      275,000             275,000
     Class B, 50 (unaudited) and 100 shares
     issued and outstanding                      107,800             217,800
     Class C, 2,000 shares (unaudited) and 1,000
     shares issued and outstanding             2,000,000           1,000,000
  Common stock, no par value
     15,000 shares authorized
     7,500 (unaudited) and 7,500 shares issued
     and outstanding                               7,500               7,500
  Additional paid-in capital                      42,500              42,500
  Retained earnings                              193,385              14,583
                                            ------------     ---------------
       Total shareholders' equity              2,626,185           1,557,383
                                            ------------     ---------------
           Total liabilities and
           shareholders' equity             $ 38,512,958     $    16,403,258
                                            ============     ===============

The accompanying notes are an integral part of these financial statements.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                          STATEMENTS OF INCOME
                            For the Years Ended December 31, 2001 and 2000 and
             for the Nine Months Ended September 30, 2002 and 2001 (unaudited)
                           For the Nine Months      For the Year Ended
                           Ended September 30,          December 31,
                            2002        2001       2001               2000
                        (unaudited) (unaudited)
Loan income
  Sale of mortgages        $8,472,727  $5,304,952     $6,951,321    $2,082,836
  Loan origination fees        66,441      40,355         47,355        23,854
                           ----------  ----------     ----------    ----------
     Total loan income      8,539,168   5,345,307      6,998,676     2,106,690
                           ----------  ----------     ----------    ----------
Costs of loan origination
and sale of mortgages
  Appraisals                  244,197     132,413        174,843        41,290
  Commissions               3,081,637   1,978,423      2,883,932       910,809
  Credit reports               51,135      19,593         29,001        15,469
  Other costs                 127,479     113,108        138,809        67,599
  Signing service                 370         100            100         5,900
  Warehouse fees               84,230      30,494         43,514         7,406
  Warehouse Interest
    expense                 1,218,534     736,860        968,817       209,632
                          -----------  ----------     ----------    ----------
     Total costs of loan
     origination and
     sale of mortgages      4,807,582   3,010,991      4,239,016     1,258,105
                          -----------  ----------     ----------    ----------
Gross profit                3,731,586   2,334,316      2,759,660       848,585

Operating expenses          3,162,529   1,268,090      2,627,232       682,005
                          -----------  ----------     ----------    ----------
Income from operations        569,057   1,066,226        132,428       166,580
                          -----------  ----------     ----------    ----------
Other income (expense)
  Interest income               9,533       5,697         18,406        11,456
  Loss on disposal of
  property and equipment            0           0        (49,656)            0
                          -----------  ----------     ----------    ----------
     Total other income
     (expense)                  9,533       5,697        (31,250)       11,456
                          -----------  ----------     ----------    ----------

The accompanying notes are an integral part of these financial statements.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                          STATEMENTS OF INCOME
                            For the Years Ended December 31, 2001 and 2000 and
             for the Nine Months Ended September 30, 2002 and 2001 (unaudited)
                           For the Nine Months      For the Year Ended
                           Ended September 30,          December 31,
                            2002        2001        2001               2000
                        (unaudited) (unaudited)
Income before provision
for income taxes              578,590   1,071,923        101,178       178,036

Provision for income taxes    234,000     429,000         40,000        66,500
                          -----------  ----------     ----------    ----------
Net income               $    344,590  $  642,923     $   61,178   $   111,536

Less preferred stock
dividends                     165,788           0         20,000         4,813
                         ------------  ----------     ----------    ----------
Net income available to
common shareholders      $    178,802  $  642,923     $   41,178    $  106,723
                         ============  ==========     ==========    ==========
Basic and fully diluted
earnings per share       $      23.84  $    57.15     $     3.66    $     7.11
                         ============  ==========     ==========    ==========
Basic and fully diluted
weighted-average
common shares outstanding       7,500      11,250         11,250        15,000
                         ============  ==========     ==========    ==========

The accompanying notes are an integral part of these financial statements.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                            STATEMENTS OF SHAREHOLDERS' EQUITY
                            For the Years Ended December 31, 2001 and 2000 and
                      for the Nine Months Ended September 30, 2002 (unaudited)
                                            Preferred Stock
                          Class A           Class B               Class C
                    Shares      Amount   Shares     Amount   Shares   Amount
Balance, December
  31, 1999           1,000    $ 275,000      0   $         0     0 $        0

Issuance of
preferred stock        200       55,000      -             -     -          -

Additional capital
  contribution           -            -      -             -     -          -

Dividend
distributions            -            -      -             -     -          -

Net income               -            -      -             -     -          -
                     -----    ---------    ---   -----------  ---- ----------
Balance, December
  31, 2000           1,200      330,000      0             0     0          0

Redemption of
  preferred stock   (1,200)    (330,000)     -             -     -          -

Issuance of
preferred stock      1,000      275,000    100       217,800 1,000  1,000,000

Redemption of
  common stock           -            -      -             -     -          -

Dividend
distributions            -            -      -             -     -          -

Net income               -            -      -             -     -          -
                    ------    ---------    ---   ----------- ----- ----------
Balance, December
  31, 2001           1,000    $ 275,000    100   $   217,800 1,000 $1,000,000

Issuance of
Preferred stock          -            -      -             - 1,000  1,000,000
(unaudited)

Redemption of
Preferred stock
(unaudited)              -            -    (50)     (110,000)    -          -

Dividend
distributions
(unaudited)              -            -      -             -     -          -

Net income
(unaudited)              -            -      -             -     -          -

Balance, September 30,
2002 (unaudited)     1,000    $ 275,000     50   $   107,800 2,000 $2,000,000
                    ======    =========    ===   =========== ===== ==========

[continued]

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                            STATEMENTS OF SHAREHOLDERS' EQUITY
                            For the Years Ended December 31, 2001 and 2000 and
                      for the Nine Months Ended September 30, 2002 (unaudited)
                                                         Retained
                                              Additional Earnings
                             Common Stock       Paid-In (Accumulated
                          Shares    Amount      Capital    Deficit)    Total
Balance, December
  31, 1999                15,000   $15,000   $200,000   $(133,318)   $356,682
Issuance of preferred
  stock                        -         -          -           -      55,000

Additional capital
  contribution                 -         -     55,000           -      55,000

Dividend distributions         -         -          -      (4,813)     (4,813)

Net income                     -         -          -     111,536     111,536
                         -------  --------  ---------  ----------   ---------
Balance, December
  31, 2000                15,000    15,000    255,000     (26,595)    573,405

Redemption of
  preferred stock              -         -          -           -    (330,000)

Issuance of preferred
  stock                        -         -          -           -   1,492,800

Redemption of
  common stock            (7,500)   (7,500)  (212,500)          -    (220,000)

Dividend distributions         -         -          -     (20,000)    (20,000)

Net income                     -         -          -      61,178      61,178
                          ------  --------  ---------     --------  ----------
Balance, December
  31, 2001                 7,500  $  7,500  $  42,500    $ 14,583  $1,557,383

Issuance of Preferred          -         -          -           -   1,000,000
stock (unaudited)

Redemption of Preferred
stock (unaudited)              -         -          -           -    (110,000)

Dividend distributions
(unaudited)                    -         -          -    (165,788)   (165,788)

Net income (unaudited)         -         -          -     344,590     344,590
                         -------  --------  ---------    --------  ----------
Balance, September 30,
2002 (unaudited)           7,500  $  7,500  $  42,500    $193,385  $2,626,185
                          ======  ========  =========    ========  ==========

The accompanying notes are an integral part of these financial statements.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                      STATEMENTS OF CASH FLOWS
                            For the Years Ended December 31, 2001 and 2000 and
             for the Nine Months Ended September 30, 2002 and 2001 (unaudited)

                           For the Nine Months      For the Year Ended
                           Ended September 30,          December 31,
                            2002        2001       2001               2000
                        (unaudited) (unaudited)
Cash flows from
operating activities
  Net income            $    344,590 $  642,923  $   61,178    $  111,536
  Adjustments to reconcile
  net income to net cash
  used in operating
  activities
     Depreciation and
     amortization             16,770     17,376      17,375        37,402
     Loss on disposal of
     property and equipment        0          0      49,656             0
     Deferred income taxes   (15,000)   (61,000)    (68,000)      (16,843)
     Prior period adjustment       0    (63,838)          0             0
     (Increase) decrease in
      Mortgage loans
      receivable         (20,580,262)(4,066,796) (3,288,812)  (10,975,389)
      Employee advances      (27,440)      (850)     (4,800)            0
      Prepaid expenses       (40,000)         0           0             0
      Deposits and other
      assets                (557,504)   (24,571)   (121,636)          448
     Increase (decrease) in
      Accounts payable       650,054    (53,878)     28,622        88,881
      Accrued expenses       280,676    335,156           0             0
      Income tax payable     136,017    475,190      64,582        56,000
      Deferred tax liability  (2,000)   (70,000)          0             0
                        ------------  ---------  -----------   -----------
       Net cash
       used in
       operating
       activities        (19,794,099)(2,870,288) (3,261,835)  (10,697,965)
                        ------------  ---------  -----------   -----------

The accompanying notes are an integral part of these financial statements.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                      STATEMENTS OF CASH FLOWS
                            For the Years Ended December 31, 2001 and 2000 and
             for the Nine Months Ended September 30, 2002 and 2001 (unaudited)
                           For the Nine Months      For the Year Ended
                           Ended September 30,          December 31,
                            2002        2001       2001               2000
                        (unaudited) (unaudited)
Cash flows from
investing activities
  Issuance of notes
  receivable-shareholder           0   (180,000)     (80,000)     (113,210)
  Sale(purchase) of
  investments                      0    100,000      100,000      (100,000)
  Increase in
  restricted cash           (403,401)   (91,829)     (39,972)      (96,933)
  Purchase of property and
  equipment                 (152,966)   (95,634)     (96,278)      (22,289)
                        ------------  ---------  -----------    ----------
       Net cash used
       in investing
       activities           (556,367)  (267,463)    (116,250)     (332,432)
                        ------------  ---------  -----------    ----------

Cash flows from
financing activities

  Book overdraft        $          0  $   (61,023) $  (61,023)   $    61,023
  Warehouse lines of
  credit                  19,976,151    4,177,097   3,324,130     10,841,678
  Issuance of preferred
  stock                      890,000      110,000   1,492,800         55,000
  Dividends paid to
  preferred shareholders    (165,788)           0     (20,000)        (4,813)
  Additional capital
  contributions                    0            0           0         55,000
  Redemption of common
  stock                            0            0    (220,000)             0
                        ------------  -----------  ----------     ----------
       Net cash provided
       by financing
       activities         20,700,363    4,226,074   4,515,907     11,007,888
                        ------------  -----------  ----------     ----------

The accompanying notes are an integral part of these financial statements.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                      STATEMENTS OF CASH FLOWS
                            For the Years Ended December 31, 2001 and 2000 and
             for the Nine Months Ended September 30, 2002 and 2001 (unaudited)
                           For the Nine Months      For the Year Ended
                           Ended September 30,          December 31,
                            2002        2001       2001               2000
                        (unaudited) (unaudited)
Net increase (decrease)
in cash and cash
equivalents             $    349,897  $ 1,088,323  $1,137,822     $  (22,509)

Cash and cash equivalents,
beginning of period        1,248,803      110,981     110,981        132,990
                        ------------  -----------  ----------     ----------
Cash and cash equivalents,
end of period           $  1,598,700  $ 1,199,304  $1,248,803     $  110,481
                        ============  ===========  ==========     ==========
Supplemental disclosures
of cash flow information

  Interest paid         $          0  $         0  $        0     $      310
                        ============  ===========  ==========     ==========
  Income taxes paid     $    113,389  $     3,546  $   43,418     $   43,635
                        ============  ===========  ==========     ==========

Supplemental schedule of non-cash investing and financing activities During the year ended December 31, 2001, the Company redeemed $330,000 of preferred stock from a shareholder by eliminating a note payable to the Company for the same amount.

The accompanying notes are an integral part of these financial statements.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
                          December 31, 2001 and September 30, 2002 (unaudited)

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

     General
     The Mortgage Store Financial, Inc. (the "Company") was incorporated on August 25, 1992. The Company is licensed by the California Department of Real Estate and is principally engaged in the origination and purchase of residential mortgage loans. Generally, such loans are subsequently sold to financial institutions or to other entities that sell such loans to investors as a part of secured investment packages. The Company has obtained approval from the Department of Housing and Urban Development to act as a non-supervised mortgagee.

     Share Exchange, Consulting Agreements, and Redemption of Preferred Stock In February 2002, the Company entered into a share exchange agreement with Little Creek, Inc. ("Little Creek"), a public shell, in which the Company will transfer 100% of its outstanding shares for 9,500,000 shares of Little Creek and Jenson Services (consultants). As a result, the shareholders of the Company will own approximately 97% of the combined company. Accordingly, the business combination will be accounted for as a reverse acquisition of Little Creek by the Company. The transaction will be accounted for as a recapitalization of the Company. No pro forma information is furnished as Little Creek has insignificant assets, liabilities, and operations. Little Creek's name will be changed to TMSF Holdings, Inc.

     In addition, on closing, the combined company will enter into a one-year consulting agreement under which it will pay the consultants $265,000 and issue a five-year warrant to purchase 163,635 shares of the combined company at a per share exercise price of $0.05.

     In connection with the share exchange agreement with Little Creek, the Company may redeem all of its preferred stock for cash and a note payable if the available cash is not sufficient at the closing of the share exchange agreement.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition
     Loan origination fees and other fees earned on loans brokered are recorded as income when the related loan is sold.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
                          December 31, 2001 and September 30, 2002 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Comprehensive Income
     The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of comprehensive income in the period presented.

     Cash and Cash Equivalents
     For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents.

     Mortgage Loans Receivable
     Mortgage loans receivable are held for sale and are recorded at the aggregate lower of cost or market, less an estimated allowance for losses on repurchased loans. All mortgage loans are collateralized by residential property.

     Revenues associated with closing fees received by the Company and costs associated with obtaining mortgage loans are deferred and recognized upon sale of the related mortgage loans. Mortgage loans receivable are reported net of such deferred revenues and costs in the accompanying balance sheet.

     Property and Equipment
     Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over estimated useful lives of five to seven years.

     Fair Value of Financial Instruments
     The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, mortgage loans receivable, and accounts payable, the carrying amounts approximate fair value due to their short maturities.

     Advertising Costs
     The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2001 and 2000 and the nine months ended September 30, 2002 and 2001 were $35,850, $10,797, $26,982
     (unaudited), and $26,751 (unaudited), respectively.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
                          December 31, 2001 and September 30, 2002 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Income Taxes
     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial report amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. At December 31, 2001 and September 30, 2002, the net deferred tax liability is a result of the use of differing depreciation methods between financial and tax reporting purposes, and the use of the accrual method of accounting for financial reporting purposes and the cash basis for tax reporting purposes. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period, if any, and the change during the period in deferred tax assets and liabilities.

     Earnings Per Share
     The Company utilizes SFAS No. 128, "Earnings per Share." Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. The Company does not have any common stock equivalents.

     Estimates
     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk
     At December 31, 2001 and September 30, 2002, the Company maintained cash balances with a national bank totaling $1,907,643 and $2,062,855 (unaudited), respectively, in excess of federally insured amounts of $100,000.

     Market Risk
     The Company is involved in the real estate loans market. Changes in interest rates or other market conditions within the real estate loan market may have a significant effect on the volume and profitability of the business of the Company.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
                          December 31, 2001 and September 30, 2002 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Recently Issued Accounting Pronouncements
     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." This statement addresses financial accounting and reporting for business combinations and supersedes Accounting Principles Bulletin ("APB") Opinion No. 16, "Business Combinations," and SFAS No. 38, "Accounting for Pre-Acquisition Contingencies of Purchased Enterprises." All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The provisions of this statement apply to all business combinations initiated after September 30, 2001. Use of the pooling-of-interests method for those business combinations is prohibited. This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The Company does not expect adoption of SFAS No. 141 to have a material impact, if any, on its financial position or results of operations.

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously. The Company does not expect adoption of SFAS No. 142 to have a material impact, if any, on its financial position or results of operations.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of
     long-lived assets, except for certain obligations of lessees.    The
     Company does not expect adoption of SFAS No. 143 to have a material impact, if any, on its financial position or results of operations.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
                          December 31, 2001 and September 30, 2002 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Recently Issued Accounting Pronouncements (Continued)
     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a
     subsidiary for which control is likely to be temporary.    The Company
     does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded as it is no longer necessary. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. The Company does not expect adoption of SFAS No. 145 to have a material impact, if any, on its financial position or results of operations.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. This statement is not applicable to the Company.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
                          December 31, 2001 and September 30, 2002 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Recently Issued Accounting Pronouncements (Continued)
     In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. This statement is not applicable to the Company.


NOTE 3 - RESTRICTED CASH

  The Company maintains restricted cash deposits in financial institutions. These restrictions relate to the warehouse line of credit, whereby the Company must maintain a certain percentage, usually 1% of the outstanding balance, on reserve. The Company does not have access to these funds. Restricted cash balances at December 31, 2001 and September 30, 2002 aggregated to $158,265 and $561,666 (unaudited), respectively.


NOTE 4 - PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 2001 and September 30, 2002 consisted of the following:
                                           September 30,      December 31,
                                              2002            2001
                                            (unaudited)

       Furniture and fixtures               $   48,490   $  20,002
       Office equipment                        100,715      62,116
       Computer equipment                       98,357      32,478
       Leasehold improvements                   46,239      26,239
                                            ----------   ---------
                                               293,801     140,835
       Less accumulated depreciation and
            amortization                        46,960      30,190
                                            ----------   ---------
            Total                           $  246,841   $ 110,645
                                            ==========   =========

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
                          December 31, 2001 and September 30, 2002 (unaudited)

NOTE 4 - PROPERTY AND EQUIPMENT (Continued)

  Depreciation and amortization expense was $17,375, $37,402, $16,770 (unaudited), and $17,376 (unaudited) for the years ended December 31, 2001 and 2000 and the nine months ended September 30, 2002 and 2001, respectively.


NOTE 5 - WAREHOUSE LINES OF CREDIT

  The Company maintains a warehouse line of credit agreement with a financial institution, which is subject to renewal on an annual basis. Advances are received by the Company up to a maximum of $20,000,000 based upon a specified percentage of mortgage loans, which are pledged as collateral, and interest accrues at prime (4.75% at both December 31, 2001 and September 30, 2002), plus 1% per annum. Advances are due upon the earlier of the sale of the mortgage loans that are pledged as collateral or a specified period of time from the date on which the advance was received. The warehouse line of credit is guaranteed by one of the Company's shareholders and contains a financial covenant concerning minimum net worth of $641,000.

  During the nine months ended September 30, 2002, the Company secured a second warehouse line of credit with the same credit terms. The Company may borrow up to $20,000,000 (unaudited), and the line of credit contains a financial covenant concerning minimum net worth of $2,010,655. As of September 30, 2002, the Company was in compliance with the covenant.

  In addition, the Company must maintain a balance in a separate restricted cash account as a pledge for amounts funded by the warehouse lender in excess of a specified percentage of the loan amount agreed upon by the warehouse lenders. At December 31, 2001 and September 30, 2002, the pledged amounts aggregated to $158,265 and $561,666 (unaudited), respectively. The outstanding balance on the warehouse lines of credit at December 31, 2001 and September 30, 2002 was $14,626,152 and $34,602,303 (unaudited), respectively.

NOTE 6 - BANK LINE OF CREDIT

  The Company maintains an unsecured bank line of credit without a stated expiration date. The Company may borrow up to $50,000. Borrowings bear interest at the bank's prime rate (4.75% at both December 31, 2001 and September 30, 2002), plus 2.5% per annum. The bank line of credit was unused at December 31, 2001 and September 30, 2002.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
                          December 31, 2001 and September 30, 2002 (unaudited)

NOTE 7 - COMMITMENTS

  Leases
  The Company leases office facilities and vehicles under non-cancelable operating leases, which expire through August 2007. The Company is required to pay for taxes, insurance, and maintenance. Future minimum lease payments under these non-cancelable operating leases as of September 30, 2002 were as follows:

       12 Months
          Ending
     September 30,

            2003                                                 $  377,607
            2004                                                    267,132
            2005                                                    255,773
            2006                                                    243,000
            2007                                                    222,750
                                                                 ----------
               Total                                             $1,366,262
                                                                 ==========

  Rent expense was $93,799, $42,657, $153,059 (unaudited), and $66,331
  (unaudited) for the years ended December 31, 2001 and 2000 and the nine months ended September 30, 2002 and 2001, respectively.

  Mortgage Loan Purchase Agreements
  The Company maintains mortgage loan purchase agreements with various mortgage bankers. The Company is obligated to perform certain procedures in accordance with these agreements. The agreements provide for conditions, whereby the Company may be required to repurchase mortgage loans for various reasons, among which are either (a) a mortgage loan is originated in violation of the mortgage banker's requirements, (b) the Company breaches any term of the agreements, and (c) an early payment default occurs from a mortgage originated by the Company.

  During the year ended December 31, 2001, the Company repurchased one loan with a balance of $129,000, which was sold during the year ended December 31, 2001. During the nine months ended September 30, 2002, the Company repurchased two loans with an aggregate balance of $848,203 (unaudited).

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
                          December 31, 2001 and September 30, 2002 (unaudited)

NOTE 7 - COMMITMENTS (Continued)

  Mortgage Loan Purchase Agreements (Continued)
  In July 2002, the Company took title to the two properties whose loans were repurchased and has recorded this as real estate owned. At September 30, 2002, one of the purchased loans was sold, and an additional loss of $21,294 (unaudited) was recognized on the sale. The remaining loan has an estimated loss reserve of $130,000 and is reflected as real estate owned on the accompanying balance sheet. At December 31, 2001 and September 30, 2002, the allowance for loan loss and the estimated loss on the sale of the properties was $195,000 and $130,000
  (unaudited), respectively, which represent the difference between the carrying value of the loans and properties of $750,000 and $361,000 (unaudited), respectively, and the net purchase commitment of $555,000 and $231,000 (unaudited), respectively. There were not any other loans that were past due.

  During the year ended December 31, 2001 and the nine months ended September 30, 2002, the Company recorded losses of $222,663 and $167,918 (unaudited), respectively, with regard to the repurchased loans, which are included in operating expenses on the accompanying statements of income.


NOTE 8 - SHAREHOLDERS' EQUITY

  The holder of the Class A, B, and C preferred stock is a relative of the Company's principal shareholder.

  Class A Preferred Stock
  The holder of the Class A preferred stock does not have any voting rights and is entitled to receive a cumulative dividend of $27.50 per share per year, plus a participatory additional dividend as set by the Board of Directors. The Class A preferred stock has a redemption price fixed at $275 per share, plus an amount equal to accrued and unpaid dividends. The Company may, at its discretion, redeem all of the shares for $275.

  Class B Preferred Stock
  The holder of the Class B preferred stock does not have any voting rights and is entitled to receive a cumulative dividend on shares fixed at 12% per annum per share. The rights and privileges of Class B preferred stock are senior to the Class A preferred stock. The Company may redeem all, but not less than all, of the shares at any time at a redemption price of $2,200, plus accrued and unpaid dividends.

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
                          December 31, 2001 and September 30, 2002 (unaudited)

NOTE 8 - SHAREHOLDERS' EQUITY (Continued)

  Class C Preferred Stock
  The holder of the Class C preferred stock does not have any voting rights and is entitled to receive a cumulative dividend on shares fixed at 12% per annum per share. The rights and privileges of Class C preferred are subordinate to the Class A and Class B preferred stock. The redemption price for Class C preferred stock is fixed at $1,000 per share, plus an amount equal to accrued and unpaid dividends.


NOTE 9 - INCOME TAXES

     The following table presents the current and deferred income tax provision for federal and state income taxes for the years ended December 31, 2001 and 2000 and the nine months ended September 30, 2002 and 2001:

                          For the Nine Months Ended  For the Year Ended
                                September 30,            December 31,
                            2002             2001      2001         2000
                          (unaudited)    (unaudited)
       Current
            Federal         $ 198,000 $     389,000   $  88,000   $  6,000
            State              53,000       101,000      21,000      4,000
                            --------- -------------   ---------   --------
                              251,000       490,000     109,000     10,000
                            --------- -------------   ---------   --------
       Deferred
            Federal           (15,000)      (55,000)    (57,000)    43,500
            State              (2,000)       (6,000)    (12,000)    13,000
                            --------- -------------   ---------   --------
                              (17,000)      (61,000)    (69,000)    56,500
                            --------- -------------   ---------   --------
       Provision for
            income taxes    $ 234,000 $     429,000   $  40,000   $ 66,500
                            ========= =============   =========   ========

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
                          December 31, 2001 and September 30, 2002 (unaudited)

NOTE 9 - INCOME TAXES (Continued)

  At December 31, 2001 and September 30, 2002, components of net deferred tax liabilities in the accompanying balance sheet includes the following amounts of deferred tax liabilities:

                                           September 30,   December 31,
                                                 2002          2001
                                             (unaudited)
       Deferred tax liability
            Current
               Expenses                      $   (244,000)  $ (81,000)
               Accounts payable and accrued
               expenses                           185,000       1,000
               Loan loss reserve                   56,000      78,000
               State taxes                         18,000           -
                                             ------------   ---------
                 Net deferred tax liability  $     15,000   $  (2,000)
                                             ============   =========

  Income tax expense differs from the amounts computed by applying the United States federal income tax rate of 34% to income taxes as a result of the following for the years ended December 31, 2001 and 2000 and the nine months ended September 30, 2002 and 2001:

                          For the Nine Months Ended    For the Year Ended
                                September 30,            December 31,
                            2002           2001       2001        2000
                         (unaudited)   (unaudited)
   Federal tax on pretax
     income at statutory
     rates                $197,000    $ 363,000     $  34,000   $ 60,000
   State tax, net of
     federal benefit        34,000       63,000         6,000     11,000
   Benefit of graduated
     rates                       -            -             -     (8,000)
   Other                     3,000        3,000             -      3,500
                          --------    ---------     ---------   --------
             Total        $234,000    $ 429,000     $  40,000   $ 66,500
                          ========    =========     =========   ========

                                            THE MORTGAGE STORE FINANCIAL, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
                          December 31, 2001 and September 30, 2002 (unaudited)

NOTE 10 - RELATED PARTY TRANSACTIONS

  During the year ended December 31, 2001 and the nine months ended September 30, 2002, the Company paid $50,000 and $30,000 (unaudited), respectively, for consulting expense to a company owned by a relative of the principal shareholder. In addition, during the years ended December 31, 2001 and 2000 and the nine months ended September 30, 2002 and 2001, the Company paid $62,000, $55,000, $90,000 (unaudited), and $0 (unaudited), respectively, for marketing expenses to a company owned by a relative of the principal shareholder.

NOTE 11 - SUBSEQUENT EVENT (UNAUDITED)

  In October 2002, the Company redeemed 1,000 shares of Class A preferred stock for $275,000 in cash, 100 shares of Class B preferred stock for $107,600 in cash, and 2,000 shares of Class C preferred stock for $2,000,000 in notes payable.

  In November 2002, the Company sold 5,000,000 shares of TMSF Holdings, Inc.'s common stock in connection with a share exchange agreement with Little Creek, Inc. The Company collected $1,000,000 in cash and $2,000,000 in notes receivable in connection with this transaction.

          (b) Proforma Financial Statements.

                    PRO FORMA FINANCIAL INFORMATION

       SELECTED UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma financial information is provided in this report to show how Little Creek, Inc.'s (the "Company") balance sheet as of September 30, 2002 and its statement of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 would have looked if the merger between The Mortgage Store, Inc. had been completed on September 30, 2002 for the pro forma balance sheet and January 1, 2001 and 2002 for the pro forma statements of operations. The pro forma balance sheet as of September 30, 2002 has been derived from the unaudited balance sheet of The Mortgage Store, Inc. as of September 30, 2002 and the unaudited balance sheet of the Little Creek, Inc. as of October 31, 2002. The pro forma statement of operations for the year ended December 31, 2001 is derived from the audited financial statements of The Mortgage Store, Inc. as of and for the year ended December 31, 2001 and Little Creek, Inc.'s unaudited financial statements for the three months ended April 30, 2001, July 31, 2001; October 31, 2001 and January 31, 2002, combined and adjusted to give effect to the merger. The pro forma statement of operations for the nine months ended September 30, 2002 has been derived from the unaudited statement of operations of The Mortgage Store, Inc. and the unaudited statements of operations of Little Creek, Inc. for the three months ended October 31, 2002 and the six months ended July 31, 2002. Little Creek, Inc.'s operations for the one month ended January 31, 2001 and 2002 were not significant.

     The financial statements of The Mortgage Store, Inc. for the year ended December 31, 2001 have been audited by the independent auditor's, Singer, Lewak, Greenbaum & Goldstein LLP. Singer, Lewak, Greenbaum & Goldstein LLP 's report on the financial statements of The Mortgage Store, Inc. for the year ended December 31, 2001 which is included in Appendix (X) expresses an unqualified opinion on those financial statements. The information should be read in conjunction with the financial statements, related notes, and other financial information included elsewhere in this report.

     The unaudited pro forma financial information was prepared using the purchase method of accounting. The pro forma financial information reflects the reverse acquisition of Little Creek, Inc. by The Mortgage Store, Inc., the accounting acquirer.

     If the merger had actually been completed on those dates, the acquired company might have performed differently. You should not rely on the pro forma financial information as an indication of the results that would have been achieved if the merger had taken place earlier or the future results that will be experienced after completion of the merger.

Unaudited Pro Forma Condensed Statement of Operations
for the Year Ended December 31, 2001
                        Mortgage       Little
                         Store         Creek
                       Historical     Historical   Pro Forma       Combined
                           2001          2001         Adj           Total
Loan Income
 Sale of mortgages     6,951,321            0             0      6,951,321
 Loan origination fee     47,355            0             0         47,355
                       ---------     --------      --------      ---------
 Total loan income     6,998,676            0             0      6,998,676
Cost of loan
 origination and
 sale of mortgages     4,239,016            0             0      4,239,016
                       ---------     --------      --------      ---------
Gross Profit           2,759,660            0             0      2,759,660

Operating Expenses     2,627,232        8,407                    2,635,639
                       ---------     --------      --------      ---------
Income before other
 income/(expenses)       132,428       (8,407)            0        124,021

Total other income/
 (expenses)              (31,250)      (1,700)            0        (32,950)
                      ----------     --------      --------      ---------
Income/(loss) before
 provision for
 income taxes            101,178      (10,107)            0         91,071

Provision for
 income taxes            (40,000)           0             0        (40,000)
                       ---------     --------      --------      ---------
Net Income/(loss)         61,178      (10,107)            0         51,071
Less Preferred
 dividends                20,000            0     (a)20,000              0
                       ---------     --------       -------       --------
Net Income (loss)
 available to
 common share-
 holders               $  41,178     $(10,107)       20,000         51,071
                       =========     ========       =======       =========

Basis and fully
 diluted earnings/(loss)
 per share             $    3.66     $  (0.01)                    $    0.00
                       =========     ========       =======       =========
Basic and fully
 diluted weighted
 average common
 shares outstanding       11,250    1,542,880                    14,836,365
                       =========    =========                    ==========

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001

Note 2: The unaudited pro forma combined condensed statement of operations is based on the audited financial statements of The Mortgage Store, Inc. for the year ended December 31, 2001, and the audited financial statements of Little Creek, Inc. for the three months ended April 30, 2001; July 31, 2001; October 30, 2001 and January 31, 2002 after giving effect to the pro forma adjustments, if any, resulting from the merger of The Mortgage Store, Inc. and Little Creek, Inc. as if the merger took place as of January 1, 2001. Little Creek's year end is July 31. There were no significant transactions in January 2001 or 2002.

          (a) Elimination of preferred dividend due to redemption of preferred stock.

          (b) In connection with the merger, The Mortgage Store, Inc. entered into a consulting agreement with Jenson Services, Inc. for one year for $256,000 plus 163,635 warrants at an exercise price of $0.05 per share valued at $0.05 per share based on management's estimate of fair value of the Company's common stock which will result in charge of approximately $258,000 ($155,000 net of tax at 40%) is not included in the pro forma adjustments because it will be a one time charge resulting directly from the merger and will be included in determining the income of the registrant within the twelve months following the merger. The fair value of the warrants of approximately $2,000 was computed using the Black-Scholes option pricing model using the following assumptions:
               expected dividend yield of 0%, expected volatility of 0%, risk free interest rate of 5% and expected life of 5 years.

The Mortgage Store, Inc.
Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2002
               Mortgage        Little
                Store           Creek     Pro Forma Adjustments    Combined
               Historical     Historical     Debit       Credit       Total
CURRENT ASSETS
Cash & cash
 equivalents   $  1,598,700    $    0                (b) 2,382,800           0
                                                     (c)  (784,100)
Mortgage loans
 receivable      35,302,088         0              0                35,302,088
Prepaid expenses
 and other
 current assets      89,605         0              0                    89,605
                 ----------    ------      ---------     ---------  ----------
Total current
 assets          36,990,393         0              0     1,598,700  35,391,693
Restricted
 Cash               561,666         0              0                   561,666
PROPERTY &
 EQUIPMENT          246,841                        0                   246,841
Deposits and
 other assets       714,058         0              0                   714,058
                 ----------  --------      ---------     ---------  ----------
TOTAL ASSETS     38,512,958         0              0     1,598,700  36,914,258
                 ==========  ========      =========     =========  ==========

CURRENT LIABILITIES
Warehouse line
 of credit       34,602,303         0                               34,602,303
Book overdraft                                       (c)   784,100     784,100
Accounts payable
 & accrued
 expenses         1,086,706         0              0                 1,086,706
Income taxes
 payable            197,764                        0                   197,764
Payable to
 shareholder              0         0              0                         0
Deferred tax
 liability                0         0              0                         0
                 ----------  --------      ---------      --------  ----------
Total current
 liabilities     35,886,773         0              0       784,100  36,670,873

Note Payable              0         0              0             0           0

STOCKHOLDER'S EQUITY

Common stock          7,500     1,631  (a)    (1,631)                    7,500
Preferred Stock -
 Class A            275,000            (b)   275,000                         0
Preferred Stock -
 Class B            107,800            (b)   107,800                         0
Preferred Stock -
 Class C          2,000,000            (b) 2,000,000                         0
Additional paid
 in capital          42,500    47,751  (a)   (47,751)            0      42,500
Retained earnings   193,385   (49,382) (a)    49,382                   193,385
                 ----------  --------      ---------      --------  ----------
Total stockholders'
 equity           2,626,185         0      2,382,800             0     243,385
                 ----------  --------      ---------     ---------  ----------
TOTAL LIABILITIES
 & STOCKHOLDERS'
 EQUITY          38,512,958         0      2,382,800     2,382,800  36,914,258
                 ==========   =======      =========     =========  ==========

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2002

Note 1: The unaudited pro forma combined balance sheet is based on the unaudited balance sheet of The Mortgage Store, Inc. as of September 30, 2002, and the unaudited balance sheet of Little Creek, Inc. as of October 31, 2002 to reflect the merger between The Mortgage Store, Inc. and Little Creek, Inc. as if the transaction took place on September 30, 2002, accounted for as a reverse acquisition of Little Creek, Inc. by The Mortgage Store, Inc.

     (a) Recapitalization of Mortgage Store following the reverse acquisition of Little Creek, Inc. by TMSI resulting in the elimination of Little Creek, Inc.'s accumulated deficit against additional paid-in capital.

    (b)   Redemption of preferred stock.

    (c)   Reclass of negative cash to book overdraft.

Unaudited Pro Forma Condensed Statement of Operations
for the Nine Months Ended September 30, 2002
                      Mortgage        Little
                       Store           Creek
                      Historical     Historical   Pro Forma       Combined
                       Sep-02      10/31/2002***     Adj            Total
Loan Income
 Sale of mortgages     8,472,727            0             0      8,472,727
 Loan origination fee     66,441            0             0         66,441
                       ---------     --------      --------      ---------
 Total loan income     8,539,168            0             0      8,539,168
Cost of loan
 origination and
 sale of mortgages     4,807,582            0             0      4,807,582
                       ---------     --------      --------      ---------
Gross Profit           3,731,586            0             0      3,731,586

Operating Expenses     3,162,529        7,508             0      3,170,037
                       ---------     --------      --------      ---------
Income before other
 income/(expenses)       569,057       (7,508)            0        561,549
Total other income/
 (expenses)                9,533       (1,750)            0          7,783
                       ---------     --------      --------      ---------
Income/(loss) before
 provision for
 income taxes            578,590       (9,258)            0        569,332

Credit(Provision) for
 income taxes           (234,000)            0            0       (234,000)
                       ---------     --------      --------      ---------
Net Income/(loss)        344,590       (9,258)            0        335,332

Less Preferred
 dividends               165,788            0    (a)165,788              0
                       ---------     --------       -------       --------
Net Income (loss)
 available to
 common share-
 holders               $ 178,802    $  (9,258)      165,788         335,332
                       =========     ========       =======       =========
Basis and fully
 diluted earnings/(loss)
 per share             $   23,84     $  (0.01)                    $    0.02
                       =========      ========       =======       =========
Basic and fully
 diluted weighted
 average common
 shares out-
 standing                  7,500    1,631,483                    14,836,365
                       =========    =========                    ==========

***Note: Little Creek is on a different FYE and numbers are reflective of nine months ended 10/31/02

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

Note 2: The unaudited pro forma combined condensed statement of operations is based on the unaudited financial statements of The Mortgage Store, Inc. for the nine months ended September 30, 2002, and the unaudited financial statements of Little Creek, Inc. for the nine months ended October 31, 2002 after giving effect to the pro forma adjustments, if any, resulting from the merger of The Mortgage Store, Inc. and Little Creek, Inc. as if the merger took place as of January 1, 2002.

          (a) Elimination of preferred dividends due to redemption of all preferred stock.

          (b) In connection with the merger, Little Creek, Inc. entered into a consulting agreement with Jenson Services for one year for $256,000 plus 163,635 warrants at an exercise price of $0.05 per share valued at $0.05 per share based on management's estimate of fair value of the Company's common stock which will result in charge of approximately $258,000 ($155,000 net of tax at 40%) is not included in the pro forma adjustments because it will be a one time charge resulting directly from the merger and will be included in determining the income of the registrant within the twelve months following the merger. The fair value of the warrants of approximately $2,000 was computed using the Black-Scholes option pricing model using the following assumptions: expected dividend yield of 0%, expected volatility of 0%, risk free interest rate of 5% and expected life of 5 years.

     Exhibits.
     ---------

          (c) The following exhibits are attached hereto and incorporated herein by reference:

Exhibit                        Exhibit
  No.                        Description
  --                         -----------

   2                         Plan of Reorganization and Stock Exchange
                             Agreement*

                                Schedule 1.1
                                Schedule 1.6.1
                                Schedule 1.6.2
                                Schedule 1.6.3
                                Schedule 2.1(c)
                                Schedule 2.1(d)
                                Schedule 2.1(f)
                                Schedule 2.1(h)
                                Schedule 2.1(i)
                                Schedule 2.1(l)
                                Schedule 2.1(n)
                                Schedule 2.1(q)
                                Schedule 2.1(r)
                                Schedule 2.1(s)
                                Schedule 2.1(t)
                                Schedule 2.2(c)
                                Schedule 2.2(e)(i)
                                Schedule 2.2(e)(ii)
                                Schedule 2.2(f)(i)
                                Schedule 2.2(f)(ii)
                                Schedule 2.2(h)
                                Schedule 2.2(i)
                                Schedule 2.2(j)
                                Schedule 2.2(k)
                                Schedule 2.2(l)
                                Schedule 3.1
                                Schedule 3.1(d)
                                Schedule 5.1(f)
                                Schedule 5.1(h)
                                Schedule 5.1(i)
                                Schedule 5.2(l)

   3.1 Certificate of Incorporation in the State of Delaware.*

   3.2 Certificate of Ownership and Merger changing the domicile from the State of Utah to the State of Delaware.*

   3.3 Certificate of Amendment changing the name of the Company from "Little Creek, Inc." to "TMSF Holdings, Inc."*

   3.4                       Bylaws of TMSF Holdings, Inc.*

* Previously filed with the 8-K Current Report dated November 4, 2002, and filed on November 20, 2002.

Documents Incorporated by Reference
-----------------------------------

     Information Statement filed with the Securities and Exchange Commission on October 4, 2002.

                                    SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TMSF HOLDINGS, INC.

DATED: 1/21/03                           By /s/ Raymond Eshaghian
       -------                           --------------------------------
                                         Raymond Eshaghian
                                         President and Director